EXHIBIT 10.27
                         EMPLOYEE OPTION GRANT AGREEMENT

        THIS EMPLOYEE OPTION GRANT AGREEMENT (the "Agreement") is effective the ___ day of ___, 1999, by and between SURGICAL SAFETY PRODUCTS, INC., a New York corporation, with its principal place of business at 2018 Oak Terrace, Sarasota, Florida 34231 (the "Employer") and ___________________________residing at
_______________________ (the "Employee").

                                   WITNESSETH:

        WHEREAS, Employer desire to grant certain options of Employer's Common Stock to Employee (the "Options"); and

        WHEREAS, Employee desires to accept such Options relative to the terms and conditions set forth herein.

        NOW THEREFORE, in completion of the mutual promises, covenants and conditions contained herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. STOCK OPTIONS: Under the SURGICAL SAFETY PRODUCTS 1999 STOCK OPTION PLAN (the "Plan") implemented by Employer on January 19, 1999, a copy of which has been provided to Employee and all terms and conditions of which are incorporated herein by reference, Employee is granted the following:

               A. ISO Stock Options to purchase up to a total of _______________ shares of the Employer's common stock, which options vest at the rate of one-third per year on the anniversary date of this Agreement for a period of three (3) years and which options may be exercised at any time after vesting at an exercise price of $ _________ per share (fair market value as defined Plan, or in the case of an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of Employer at the time of the grant, 110% of the fair market value). Unless sooner terminated under the terms of the Plan, Employee has ten (10) years from the date of this grant in which to exercise said options, unless such Employee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of Employer at the time of the grant, in which case said Employee shall have five
                    (5) years from the date of this grant in which to exercise such options.

                B. NSO Stock Options to purchase up to a total of _______________ shares of the Employer's common stock, which options vest at the at a rate of one-third per year for a period of three (3) years and which options may be exercised at any time after vesting at an exercise price of $ _________ per share (75% fair market value as defined Plan). Unless sooner terminated under the terms of the Plan, Employee has ten (10) years from the date of this grant in which to exercise said options.

               C. Reload Option. Employer grants to Employee the right to pay the exercise price of shares of Employer's common stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Employer's Common Stock already owned by Employee (the "Tendered Shares"), in which case Employee shall receive a Reload Option which shall be a new Option to purchase shares of Employer's common stock equal in number to the tendered shares. The terms of such Reload Option are as follows:_______________________________________________
                    __________________________________________________________

        2. CHANGE OF CONTROL. Employer grants/does not grant Employee change of control privileges. In the event Employer grants such privileges to Employee, such privileges are annexed hereto and made a part hereof as Exhibit A to this Agreement.

        3. NO VIOLATION. Employee hereby represents and warrants to Employer that the execution, delivery and performance of this Agreement or the passage of time, or both, will not conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which the Employee or, to the best knowledge of Employee, any of Employee's affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

          4. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

        5. NOTICES. All notices required or permitted to be given hereunder will be in writing and will be deemed delivered, whether or not actually received, two (2) days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

        Employer:    SURGICAL SAFETY PRODUCTS, INC.
                     2018 Oak Terrace
                     Sarasota, Florida 34231

        Employee:  ________________________________
                   ________________________________

          6. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provisions will be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance of this Agreement. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, including the Prior Agreement, which is fully replaced hereby. This Agreement may be amended, in whole or in part only, by an instrument in writing setting forth the particulars of such amendment and duly executed by an officer of Employer expressly authorized by the Board to do so and by Employee.

        8. WAIVER. No delay or omission by any party hereto to exercise any right or power hereunder will impair such right or power to be construed as a waiver thereof. A waiver by any of the parties parties hereto of any of the covenants to be performed by any other party or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise expressly set forth herein, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

          9.   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
               counterparts, each of which will constitute an original, and all of which together will constitute one and the same agreement.

          10. GOVERNING LAW. This Agreement will be construed and enforced according to the laws of the State of Florida.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.

EMPLOYER:                                       EMPLOYEE:
SURGICAL SAFETY PRODUCTS, INC.

By:______________________________               _________________________

                                    EXHIBIT A

                          CHANGE OF CONTROL PRIVILEGES

(3) In addition to all other rights granted Employee, Employee shall have the following change of control privileges:

        (1) Upon change of control of Employer, Employer may terminate this Agreement. For the purpose of this Agreement, "change of control" will mean a change in the control of Employer of a nature that would be required to be reported in response to (1)
                Item 1 of Form 8K; (2) Item 5(f) of Schedule 14A of Regulation 14A; or (3) any other rule or regulation as promulgated by the Securities and Exchange Commission.

          (2) Upon a change in control of the Employer, the Employer will pay to the Employee in cash, an amount equal to the number of options granted to Employee from the date of this Agreement up to the date the change in the control of the Company occurs, whether such options are vested, not vested or exercised, multiplied by the highest closing sale price of a share of Employer's common stock quoted during the 30-day period immediately preceding the date the change in control occurs on the composite tape for shares listed on the New York Stock Exchange; or if such shares are not quoted on the composite tape of the New York Stock
               Exchange, the highest closing sale price quoted during such period on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such shares are listed; or if such shares are not listed on any such exchange, the highest closing bid quotation with respect to a share during the 30-day period preceding the date the change of control occurs on the National Association of Securities Dealers, Inc. automated quotation system or any similar system then in general use; or if no such quotations are available, the fair market value of a share on the date the change in control occurs as determined by a majority of disinterested directors, such amount being hereafter referred to as "Termination Option Payment". The Termination Option Payment will be paid to Employee within sixty (60) days after the change in control occurs and also will include an additional amount equal to (a) any excise tax imposed on the Employee under the Internal Revenue Code by reason of Employee's receipt of the Termination Option Payment above; plus (b) a gross-up payment to reflect any federal, state or local income tax or other taxes imposed on Employee by reason of Employee's receipt of the above Termination Option Payment.

EMPLOYER:                                          EMPLOYEE:
SURGICAL SAFETY PRODUCTS, INC.

By:_________________________________               _________________________